Exhibit 5.1

[Letterhead of Wachtell, Lipton, Rosen & Katz]

December 1, 2020

Uber Technologies, Inc.

1455 Market Street, 4th Floor

San Francisco, California 94103

Re:	Registration Statement

Ladies and Gentlemen:

We have acted as special counsel to Uber Technologies, Inc., a Delaware corporation (“Uber”), in connection with the filing of a Post-Effective Amendment No. 1 on Form S-8 (the “Registration Statement,” which term does not include any other document or agreement whether or not specifically referred to or incorporated by reference therein or attached as an exhibit or schedule thereto) to the Registration Statement on Form S-4 (File No. 333-242307), as amended, filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance by Uber of up to 12,863,652 shares (the “Shares”) of Uber’s common stock, par value $0.00001 per share (the “Common Stock”), issuable under the Postmates Inc. 2011 Equity Incentive Plan, as amended (the “Plan”), as assumed by Uber in connection with the completion of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of July 5, 2020 (the “Merger Agreement”), by and among Uber, News Merger Sub Corp., News Merger Company LLC and Postmates Inc.

For purposes of giving this opinion, we have examined the Registration Statement, the Merger Agreement, the Plan, Uber’s amended and restated certificate of incorporation and Uber’s amended and restated bylaws. We have also examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with this opinion. As to questions of fact material to this opinion, we have relied, with your approval, upon oral and written representations of Uber and certificates or comparable documents of public officials and of officers and representatives of Uber.

In making such examination and rendering this opinion, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such documents, that all documents submitted to us as certified copies are true and correct copies of such originals and the legal capacity of all individuals executing any of the foregoing documents.

We have also assumed that the appropriate action will be taken, prior to the offer and sale of the Shares in accordance with the Plan, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws. We have further assumed that there will be no material changes to the documents we have examined and that, at all times prior to the issuance of the Shares, Uber will maintain a sufficient number of authorized but unissued shares of Common Stock available for such issuance.

Based upon and subject to the foregoing examination and in reliance thereon, and subject to the qualifications, assumptions and limitations stated herein and in reliance on statements of fact contained in the documents that we have examined or reviewed, we are of the opinion that when the Shares have been issued by Uber in accordance with the terms and conditions of the Plan, the Shares will be validly issued, duly authorized, fully paid and nonassessable.

We are members of the bar of the State of New York. Uber is a Delaware corporation, and we have not considered, and we express no opinion as to, any law other than the Delaware General Corporation Law (including the statutory provisions and reported judicial decisions interpreting the foregoing).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the issuance of the Shares.

We hereby consent to be named in the Registration Statement and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder. This opinion speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz